EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports, included and incorporated by reference in this Form 10-K, into Banta Corporation's previously filed Registration Statements on Form S-8, File Nos. 33-40036, 33-54576, 33-61683, 33-01289 and 333-35530 and Form S-3 File No.
33-55829.






ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 23, 2001